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                                                                  Exhibit 99 (i)

                         Consent of Independent Auditors


                  We consent to the incorporation by reference in the Issuer Tender Offer Statement (Schedule TO) of Chester Bancorp, Inc. and in the related Prospectus, filed pursuant to Rule 13e-4 of the Securities Exchange Act of 1934, as amended, of our report dated January 23, 2001, with respect to the consolidated financial statements of Chester Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ McGladrey & Pullen LLP


Springfield, Illinois
July 10, 2001